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                                                                    EXHIBIT 10.2

                              DEBTOR IN POSSESSION
                           REVOLVING CREDIT AGREEMENT

                          dated as of January 25, 2005

                                      among

                       FIRST VIRTUAL COMMUNICATIONS, INC.
               as debtor and debtor in possession and as Borrower,

                                       and

                      MTVP (FIRST VIRTUAL INVESTMENTS), LLC
                                   as Lender.

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                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A           Form of Note
Exhibit B           Form of Loan Request
Exhibit C           Form of Compliance Certificate
Exhibit D           Form of Borrowing Base Certificate

Schedule 8.5        Intellectual Properties
Schedule 8.6        Litigation
Schedule 8.17       Subsidiaries
Schedule 8.19       Bank Accounts
Schedule 9.22       Certain Subsidiaries
Schedule 10.1       Indebtedness
Schedule 10.2       Liens
Schedule 10.3       Investments

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                         DEBTOR IN POSSESSION REVOLVING
                                CREDIT AGREEMENT

      This DEBTOR IN POSSESSION REVOLVING CREDIT AGREEMENT is made as of JANUARY __, 2005, by and among FIRST VIRTUAL COMMUNICATIONS, INC., a Delaware corporation and a debtor and a debtor in possession (the "Borrower"), MTVP (FIRST VIRTUAL INVESTMENTS), LLC, a Washington limited liability company (the "Lender").

      WHEREAS, on January 20, 2005 (the "Filing Date"), the Borrower filed a petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of California, San Francisco Division;

      WHEREAS, the Borrower intends to continue to operate its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

      WHEREAS, the Borrower has requested that the Lender provide financing to the Borrower consisting of advances in an amount up to $2,000,000.00 pursuant to Sections 364(c)(1), (2) and (3) of the Bankruptcy Code in order to provide working capital for the Borrower and for the Borrower to use for other corporate purposes;

      WHEREAS, the Lender has indicated its willingness to agree to extend such credit to the Borrower, all on the terms and conditions set forth herein and in the other Loan Documents and in accordance with Sections 364(c)(1), (2) and (3) of the Bankruptcy Code, so long as such postpetition credit obligations are (a) secured by Liens on all of the property and interests, real and personal, tangible and intangible, of the Borrower, whether now owned or hereafter acquired, subject in priority only to certain Liens and the Carve Out as hereinafter provided, and (b) given superpriority status subject only to the Carve Out; and

      WHEREAS, the Borrower has agreed to provide such collateral security and superpriority claims subject to the approval of the Bankruptcy Court;

      NOW, THEREFORE, in consideration of these premises and of the mutual undertakings set forth herein, the parties hereto hereby agree as follows:

                   1. DEFINITIONS AND RULES OF INTERPRETATION

      1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

      Account Debtor. A Person who is obligated on an Accounts Receivable.

      Accounts Receivable. All rights of the Borrower to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or

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property taxes in conjunction with such transactions, recorded on books of account in accordance with GAAP.

      Adjusted EBITDA. For any period, (i) net income or loss of the Borrower for such period, determined in accordance with GAAP, after deduction of all expenses, taxes, and other proper charges, minus (ii) to the extent included in the calculation of net income for such period and without duplication, (A) non-cash gains or other non-cash income for such period, and (B) any gains from the sale or other disposition of assets outside of the ordinary course during such period, and plus (iii) to the extent deducted in the calculation of net income for such period and without duplication, (A) the interest expense of the Borrower for such period, as determined in accordance with GAAP, (B) income tax expense, (C) cash restructuring charges incurred in connection with the Case,
(D) depreciation, amortization and, if non-recurring, other non-cash charges to income for such period, and (E) any losses from the sale or other disposition of assets outside of the ordinary course during such period.

      Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

      Applicable Pension Legislation. At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to the Borrower or any of its Subsidiaries.

      Approved Fund. Any Fund that is administered or managed by (a) a Lender,
(b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      Avoidance Actions. Avoidance actions of the Borrower under Chapter 5 or
Section 724(a) of the Bankruptcy Code and proceeds thereof. The term does not include an action to avoid a transfer under Section 549 of the Bankruptcy Code if the transfer was of an asset otherwise constituting Collateral.

      Balance Sheet Date. January 20, 2005.

      Bankruptcy Code. Title 11, United States Code.

      Bankruptcy Court. The United States Bankruptcy Court for the District of California, San Francisco Division, or such other court having jurisdiction over the Case.

      Base Rate. The higher of (a) the annual rate of interest announced from time to time by Bank of America NA as its "prime rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three funds

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brokers of recognized standing selected by the Lender. Changes in the Base Rate resulting from any changes in the "prime rate" shall take place immediately without notice or demand of any kind.

      Borrowing Base. At the relevant time of reference thereto, an amount determined by the Lender by reference to the most recent Borrowing Base Certificate and the most recent appraisal of the Eligible Fixed Assets delivered to the Lender in accordance with the terms of this Credit Agreement, as adjusted pursuant to the provisions below, which is equal to the sum of:

                  (a) 40% of Eligible Accounts Receivable for which invoices have been issued and are payable; plus

                  (b) 0% of the Net Book Value of Eligible Inventory; plus

                  (c) 0% of the Determined Value of Eligible Fixed Assets.

The Lender may, in its discretion, from time to time, upon five (5) days' prior notice to the Borrower, (x) reduce the lending formula with respect to Eligible Accounts Receivable to the extent that the Lender determines that: (i) the dilution with respect of the Eligible Accounts Receivable for any period has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (ii) the general creditworthiness of account debtors or other obligors of the Borrower has declined or (y) reduce the lending formula(s) with respect to Eligible Inventory to the extent that the Lender determines that: (i) the number of days of the turnover of the inventory of the Borrower for any period has changed in any material adverse respect, (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (iii) the nature and quality of the inventory of the Borrower has deteriorated in any material respect or the mix of such inventory has changed materially, or (z) deem any Accounts Receivable not to be reasonably collectable and therefore not to be an Eligible Accounts Receivable for purposes of calculating the Borrowing Base. In determining whether to reduce the lending formula(s), the Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts Receivable or Eligible Inventory.

      Borrowing Base Certificate. See Section 9.4(h).

      Borrower. As defined in the preamble hereto.

      Budget. See Section 8.4.3.

      Business Day. Any day on which banking institutions in California are open for the transaction of banking business.

      Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will). The term does not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

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      Capital Expenditures. Amounts paid or Indebtedness incurred by the
Borrower in connection with the purchase, lease, improvement, maintenance, or repair by Borrower of Capital Assets that would be required to be capitalized and shown on the Borrower's balance sheet in accordance with GAAP.

      Capitalized Lease. With respect to the Borrower, any lease of any property (whether real, personal or mixed) as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet or otherwise be disclosed as such in a note to such balance sheet, other than any such lease under which the Borrower is the lessor.

      Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

      Carve Out. At the time of reference thereto, the sum of (a) allowed administrative expenses payable pursuant to 28 U.S.C. Section 1930(a)(6) and (b) Priority Professional Expenses incurred on and after the Filing Date.

      Case. The Borrower's reorganization case under Chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

      Closing Date. The first date on which the conditions set forth in Section 12 have been satisfied and any Loan is to be made hereunder.

      Code. The Internal Revenue Code of 1986.

      Collateral. All of the property, rights and interests of the Borrower that are or are intended to be subject to the Liens created by the Security Documents or the Orders.

      Commitment. With respect to each Lender, the product of such Lender's Commitment Percentage and the Total Commitment then in effect, as the same may be reduced from time to time; or, if such commitment is terminated pursuant to the provisions hereof, zero.

      Commitment Percentage. The Lender's Commitment Percentage shall be 100%.

      Compliance Certificate. See Section 9.4(d).

      Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

      Copyright Mortgage. The several Memorandums of Grants of Security Interest in Copyrights, entered or to be entered into by the Borrower in favor of the Lender and in form and substance satisfactory to the Lender.

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      Credit Agreement. This Debtor In Possession Revolving Credit Agreement,
including the Schedules and Exhibits hereto.

      Creditors' Committee. The official unsecured creditors' committee, if any, appointed in the Case.

      Cumulative Cash Flow. For any period commencing February 1, 2005 the Adjusted EBITDA for such period, minus the Borrower's cash Capital Expenditures during such period, plus (or minus) the Borrower's positive (or negative) change in working capital during such period. There shall also be deducted from Cumulative Cash Flow for such period the amount of any payments, other than interest, required to be made pursuant to an order of the Bankruptcy Court in the Case for adequate protection pursuant to the Bankruptcy Code on account of Permitted Prior Liens and made during such period.

      Default. See Section 14.1.

      Derivative Transaction. Any of (a) a "swap agreement" as defined in
Section 101(53B) of the Bankruptcy Code (other than a spot foreign exchange transaction), (b) any equity swap, floor, collar, cap or option transaction, (c) any option to enter into any of the foregoing, and (d) any combination of the foregoing.

      Determined Value. At the relevant time of reference thereto, the lesser of
(a) the net book value of Eligible Fixed Assets, determined in accordance with GAAP, and (b) the appraised value of such assets on an orderly liquidation basis determined by the most recent appraisal thereof conducted pursuant to Section 10.4(i); provided that, until the first appraisal has been completed pursuant to
Section 10.4(i), the Determined Value of Eligible Fixed Assets shall be the net book value of such assets as of the Closing Date, determined in accordance with GAAP. To the extent that any Eligible Fixed Asset is encumbered by a lien or encumbrance which is a Permitted Lien not securing the Obligations, the amount of the Indebtedness secured by such lien or encumbrance shall be deducted from the value determined in accordance with the immediately preceding sentence of this definition of the term "Determined Value".

      Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of Capital Stock of the Borrower directly or indirectly through a Subsidiary of the Borrower or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Borrower.

      Dollars or $. Dollars in lawful currency of the United States of America.

      Drawdown Date. The date on which any Loan is made or is to be made.

      Eligible Accounts Receivable. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (a)

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that the Borrower reasonably and in good faith determines to be collectible; (b)
that are with account debtors or other obligors that (i) are not Affiliates of the Borrower, (ii) purchased the goods or services giving rise to the relevant Accounts Receivable in an arm's length transaction, (iii) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (iv) are, in the Lender's reasonable judgment, creditworthy; (c) that are in payment of obligations that have been fully performed, do not consist of progress billings or bill and hold invoices and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (d) that are not subject to any Lien other than those created by the Loan Documents; (e) in which the Lender has a valid and perfected first priority security interest; (f) that are not outstanding for more than ninety (90) days past the earlier to occur of
(i) the date of the respective invoices therefor and (ii) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services; (g) that are payable in the ordinary course of Borrower's business; and (h) that are not secured by a letter of credit unless the Lender has a prior security interest in such letter of credit perfected by control.

      Eligible Assignee. Any of (a) a Lender, (b) an Affiliate of a Lender and
(c) an Approved Fund and (d) any other Person (other than a natural person) approved by the Borrower (such approval not to be unreasonably withheld or delayed), except that such approval is not required if a Default or an Event of Default has occurred and is continuing.

      Eligible Fixed Assets. Those fixed assets (excluding all leaseholds) owned by the Borrower at the relevant time of reference thereto.

      Eligible Inventory. With respect to the Borrower, finished goods, work in progress and raw materials and component parts inventory owned by the Borrower; provided that Eligible Inventory shall not include any inventory (a) held on consignment, or not otherwise owned by the Borrower, or of a type no longer sold by the Borrower; (b) which has been returned by a customer or is damaged or subject to any legal encumbrance other than Permitted Liens; (c) which is not in the possession of the Borrower unless the Lender has received a waiver from the party in possession of such inventory in form and substance satisfactory to the Lender; (d) which is held by the Borrower on property leased by the Borrower, unless the Lender has received a waiver from the lessor of such leased property and, if any, sublessor thereof in form and substance satisfactory to the Lender;
(e) as to which appropriate Uniform Commercial Code financing statements showing the Borrower as debtor and the Lender as secured party have not been filed in the proper filing office or offices in order to perfect the Lender's security interest therein; (f) which has been shipped to a customer of the Borrower regardless of whether such shipment is on a consignment basis; (g) which is not located within the United States of America; or (h) which the Lender reasonably deems to be obsolete or not marketable.

      Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

      Environmental Laws. See Section 8.16.

                                      -6-
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      ERISA. The Employee Retirement Income Security Act of 1974.

      ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

      ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

      Event of Default. See Section 14.1.

      Filing Date. As defined in the recitals hereto.

      Final Order. A final order of the Bankruptcy Court in the Case authorizing and approving this Credit Agreement and the other Loan Documents under Section 364(c) of the Bankruptcy Code and entered at or after a final hearing, in form and substance satisfactory to the Lender and its counsel and the Borrower and its counsel. The Final Order shall, among other things, have:

            (a) authorized the transactions contemplated by this Credit Agreement and the extensions of credit under this Credit Agreement in an amount not greater than the Total Commitment provided for herein after entry of the Final Order;

            (b) granted the claim status and Liens described in Section 7.1, and prohibited the granting of additional Liens on the assets of the Borrower other than Permitted Liens;

            (c) provided that such Liens are automatically perfected by the entry of the Final Order and also granted to the Lender relief from the automatic stay of Section 362(a) of the Bankruptcy Code to enable the Lender, if the Lender elects to do so in its discretion, to make all filings and recordings and to take all other actions considered necessary or advisable by the Lender to perfect, protect and insure the priority of its Liens upon the Collateral as a matter of non-bankruptcy law; and

            (d) declared that the credit extended hereunder and the negotiation of the Credit Agreement and the other Loan Documents have been made or done in good faith and therefore the Obligations incurred and the granting, perfection and priority of the Liens hereunder and thereunder are entitled to the protections in Section 364(e) of the Bankruptcy Code.

      Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      GAAP or generally accepted accounting principles. (a) When used in Section 11, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the

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Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

      Governing Documents. With respect to any Person, its certificate or articles of incorporation, certificate of formation, or, as the case may be, certificate of limited partnership, its by-laws, operating agreement or, as the case may be, partnership agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

      Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Hazardous Substances. See Section 8.16.

      Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

            (a) every obligation of such Person for money borrowed,

            (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

            (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

            (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

            (e) every obligation of such Person under any Capitalized Lease,

            (f) every obligation of such Person under any Synthetic Lease,

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            (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

            (h) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

            (i) every obligation of such Person under or in respect of a Derivative Transaction,

            (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

            (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses
      (a) through (j) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

      The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser thereof, excluding amounts representative of yield or interest earned on such investment, (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any Derivative Transaction shall be the maximum amount of any termination or loss payment required to be paid by such Person if such Derivative

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Transaction were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (y) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (z) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

      Ineligible Professional Expenses. Fees or expenses incurred by any Person, including the Creditors' Committee, in (a) preventing, hindering or delaying the Lender's enforcement or realization upon any of the Collateral once the Termination Declaration Date has occurred, (b) using cash collateral or selling any other Collateral without the Lender's consent (except to the extent permitted by this Credit Agreement), (c) incurring Indebtedness without the Lender's consent (except to the extent permitted by this Credit Agreement) and
(d) objecting to or contesting in any manner, or in raising any defenses to, the validity, extent, perfection, priority or enforceability of the Obligations or any mortgages, liens or security interests with respect thereto or any other rights or interests of the Lender, or in asserting any claims or causes of action, including, without limitation, Avoidance Actions or equitable subordination claims against the Lender.

      Interest Payment Date. As to each Revolving Credit Loan, the first Business Day of each calendar month following the Drawdown Date of such Revolving Credit Loan.

      Interim Order. An order of the Bankruptcy Court in the Case authorizing and approving this Credit Agreement on an interim basis under Section 364(c) of the Bankruptcy Code and entered at a preliminary hearing under Bankruptcy Rule 4001, in form and substance satisfactory to the Lender and its counsel, and the Borrower and its counsel. The Interim Order shall, among other things, have:

            (a) authorized the loan transactions contemplated by this Credit Agreement in an amount not greater than the Total Commitment prior to the entry of the Final Order;

            (b) granted the claim status and Liens described in Section 7.1, and prohibited the granting of additional Liens on the assets of the Borrower other than Permitted Liens;

            (c) provided that such Liens are automatically perfected by the entry of the Interim Order and also granted to the Lender relief from the automatic stay of Section 362(a) of the Bankruptcy Code to enable the Lender, if the Lender elects to do so in its discretion, to make all filings and recordings and to take all other actions considered necessary or advisable by the Lender to perfect, protect and insure the priority of its Liens upon the Collateral as a matter of nonbankruptcy law; and

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            (d) declared that the credit extended hereunder and the negotiation of the Credit Agreement and the other Loan Documents have been made or done in good faith and therefore the Obligations incurred and the granting, perfection and priority of the Liens hereunder and thereunder are entitled to the protections in Section 364(e) of the Bankruptcy Code.

      Inventory. All "inventory", as such term is defined in Section 9-102(a) of the UCC, leased by the Borrower or held by the Borrower for sale or lease. The term includes used goods as well as new goods.

      Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      Lender Affiliate. With respect to any Lender, (a) an Affiliate of such Lender or (b) any Approved Fund.

      Lender. As defined in the preamble hereto.

      Liens. Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

      Loan Documents. This Credit Agreement, the Notes and the Security
Documents.

      Loan Request. See Section 2.6.

      Loans. The Revolving Credit Loans.

      Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

      (a) a material adverse effect on the business, properties, prospects, condition (financial or otherwise), assets, operations or income of the Borrower;

      (b) an adverse effect on the ability of the Borrower to perform any of its Obligations under any of the Loan Documents; or

      (c) any impairment of the validity, binding effect or enforceability of this Credit Agreement or any of the other Loan Documents, any impairment of the rights, remedies or benefits available to any Lender under any Loan Document or any impairment of the attachment, perfection or priority of any Lien of the Lender under the Security Documents.

      In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

      Moody's. Moody's Investors Service, Inc.

      Mortgaged Properties. Any Real Estate which is subject to any Mortgage.

      Mortgages. The several mortgages and/or deeds of trust from time to time granted by the Borrower to the Lender with respect to the fee and/or leasehold interests of the Borrower in any Real Estate at any time owned or leased (as lessee) by the Borrower. The Mortgages shall be in form and substance satisfactory to the Lender.

      Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

      Net Book Value. At the relevant time of reference thereto, the net book value of Eligible Inventory determined on a first-in first-out basis and at lower of cost or market.

      Net Cash Proceeds. With respect to (a) any sale or other disposition of assets of any Person, the cash proceeds received by such Person from such sale or other disposition, less all reasonable out-of-pocket fees, commissions and other reasonable and customary direct expenses actually incurred in connection with such sale or other disposition, including the amount of any transfer or documentary taxes required to be paid as a result thereof by such Person, and
(b) the incurrence of any Indebtedness, the cash proceeds received from such incurrence, net of all reasonable costs thereof and reasonable fees and all expenses payable in connection therewith by such Person.

      Notes. See Section 2.4.

      Note Record. A Record with respect to a Note.

      Obligations. All indebtedness, obligations and liabilities of the Borrower to the Lender, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or any of the Notes or other instruments at any time evidencing any thereof or any of the Orders.

      Orders. The Final Order and, if any, the Interim Order.

      outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

      Patent Assignments. The several Patent Collateral Assignment and Security Agreements, entered or to be entered into by the Borrower in favor of the Lender and in form and substance satisfactory to the Lender.

      PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

      Permitted Liens. Liens permitted by Section 10.2.

      Permitted Prior Liens. Valid, perfected and otherwise unavoidable Liens existing as of the Filing Date, and Liens otherwise approved in writing by the Lender. The term includes a Lien on proceeds or products of, or accessions to, assets subject to a Permitted Prior Lien and arising or created after the Filing Date to the extent that such Lien in the proceeds, products or accessions would have been valid, perfected and not subject to avoidance if the proceeds, products or accessions had arisen or been created immediately prior to the commencement of the Case.

      Person. Any individual, corporation, limited liability company, partnership, limited liability partnership, trust, unincorporated association, business, or other legal entity, and any Governmental Authority.

      Pledge Agreements. The several Pledge Agreements entered or to be entered into by the Borrower in favor of the Lender with respect to the Capital Stock of the Borrower. The Pledge Agreements shall be in form and substance satisfactory to the Lender.

      Priority Professional Expenses. At the time of reference thereto, allowed and unpaid fees, costs and reasonable expenses of professionals retained in the Case pursuant to Sections 327 and 1103 of the Bankruptcy Code consisting of attorneys, accountants, financial advisors, and consultants retained by the Borrower or the Creditors' Committee; provided, however, that the amount of Priority Professional Expenses shall not exceed the applicable Professional Expense Cap if in effect at the time of reference thereto. The term does not include any Ineligible Professional Expenses or the expenses of any professionals engaged by individual members of the Creditors' Committee.

      Professional Expense Cap. The Professional Expense Cap shall be determined by reference to the relevant professional fee line items contained in the Budget.

      Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower.

      Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

      Related Parties. With respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      Reorganization Plan. A plan or plans of reorganization in the Case.

      Restricted Payment. In relation to the Borrower, any (a) Distribution, (b) any payment or prepayment by the Borrower to any Affiliate of a Borrower, (c) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Borrower or (d) any payment in respect of any Indebtedness which is subordinated in right of payment by its terms to the repayment of the applicable Obligations.

      Revolving Credit Loans. Revolving credit loans made or to be made by the Lender to the Borrower pursuant to Section 2.

      Security Agreement. The Security Agreement entered or to be entered into among the Lender and the Borrower. The Security Agreement shall be in form and substance satisfactory to the Lender.

      Security Documents. Collectively, the Security Agreement, the Mortgages, the Patent Assignments, the Trademark Assignments, the Copyright Mortgages, the Pledge Agreements and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

      Senior Executive Officer. The chief financial officer or other senior executive officer of the Borrower.

      Subordinated Debt. Unsecured Indebtedness of the Borrower that is expressly subordinated and made junior to the payment and performance in full of the Obligations.

      Subsidiary. Any corporation, association, trust, or other business entity of which the Borrower shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

      Superpriority Claim. A claim against the Borrower or its estate in its Case which is an administrative expense claim having priority over (a) any and all allowed administrative expenses and (b) unsecured claims now existing or hereafter arising, including, without limitation, administrative expenses of the kind specified in Section 503(b), 506(c) or 507(b) of the Bankruptcy Code.

      Synthetic Lease. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

      Termination Date. The earlier to occur of (a) March 18, 2005, (b) the effective date of a Reorganization Plan that has been confirmed by an order of the Bankruptcy Court, (c) the date which is 20 days after the date of the Interim Order in the event that the Final Order shall not have been entered on or before such date, or (d) the date which is 30 days after the date of a or Final Order, whichever is earlier, in the event that the Borrower has not filed with the Bankruptcy Court a motion requesting entry of an order approved by the Lender approving procedures for the sale of substantially all of the Borrower's assets pursuant to section 363 of the Bankruptcy Code, or (e) the date on which a sale of substantially all of the Borrower's assets pursuant to section 363 of the Bankruptcy Code closes.

      Termination Declaration Date. The earliest to occur of (a) the date on which the Lender declares all Obligations to be due and payable on account of an Event of Default, (b) the date on which the Lender declares a termination of the Commitments on account of an Event of Default, and (c) the Termination Date.

      Total Commitment. An aggregate outstanding amount not to exceed the sum of $2,000,000, provided however that it shall not exceed $750,000 until such time that Borrower receives $1,000,000 in payment of the DISA Account Receivable of same amount The Total Commitment may be reduced from time to time pursuant to the provisions of this Credit Agreement. If the Commitments are terminated pursuant to the provisions of this Credit Agreement, the Total Commitment shall be zero.

      Trademark Assignments. The several Trademark Collateral Security and Pledge Agreements, entered or to be entered into by the Borrower in favor of the Lender and the Assignments of Trademarks and Service Marks executed in connection therewith, all in form and substance satisfactory to the Lender.

      Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

      1.2. RULES OF INTERPRETATION.

            (a) A reference to any document or agreement shall include such document or agreement as amended, restated, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

            (b) The singular includes the plural and the plural includes the singular.

            (c) A reference to any law includes any amendment or modification to such law.

            (d) A reference to any Person includes its permitted successors and permitted assigns.

            (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

            (f) The words "include", "includes" and "including" are not limiting.

            (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of California, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

            (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

            (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

            (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including".

            (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

            (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to the Lender and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Lender merely on account of the Lender's involvement in the preparation of such documents.

                        2. THE REVOLVING CREDIT FACILITY

      2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, the Lender agrees to lend to the Borrower, and the Borrower may borrow, repay and reborrow, from time to time from the Closing Date up to but not including the Termination Date upon notice by the Borrower to the Lender given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) shall not at any time exceed the least of (a) the Total Commitment in effect at such time (b) the Borrowing Base and
(c) the amount approved to be borrowed by way of Loans in the Interim Order or the Final Order, whichever is then in effect. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 12 and Section 13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and
Section 13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

      2.2. COMMITMENT FEE.

      The Borrower agrees to pay to the Lender a commitment fee equal to one half of one percent (0.5%) per annum on the average daily amount during each calendar month or portion thereof from the Closing Date to the Termination Date by which the Total Commitment exceeds the outstanding amount of Revolving Credit Loans during such calendar month. The commitment fee shall be payable monthly in arrears on the first Business Day of each calendar month for the immediately preceding calendar month, commencing on the first such date following the Closing Date, with a final payment on the Termination Date or any earlier date on which the Commitments shall terminate.

      2.3. REDUCTION OF TOTAL COMMITMENT.

            2.3.1. OPTIONAL.

            The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Lender to reduce by $250,000 or an integral multiple thereof, or terminate entirely, the Total Commitment.

            2.3.2. MANDATORY.

            The Total Commitment shall also be reduced (a) concurrently with the application of Net Cash Proceeds of Collateral pursuant to Section 2.9.2(b)(i) or (ii), by the amount of such Net Cash Proceeds and (b) as provided in Section 15.4(a)(v).

            2.3.3. GENERAL.

            Contemporaneously with any such reduction, the Commitment of the Lender shall be reduced. Upon the effective date of any such reduction or upon the termination of the Total Commitment, the Borrower shall pay to the Lender, the full amount of any commitment fee then accrued on the amount of the reduction or, as the case may be, termination. No reduction or termination of the Commitments may be reinstated, without the consent of the Lender.

      2.4. THE NOTES.

      The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorize each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Note, an appropriate notation on such Lender's Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Lender's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

      2.5. INTEREST ON REVOLVING CREDIT LOANS.

      Except as otherwise provided in Section 6.3, each Revolving Credit Loan shall bear interest commencing with the Drawdown Date thereof and ending on the date such Loan is repaid, at the rate per annum equal to the Base Rate plus 2%, which shall be payable monthly, in cash, on each Interest Payment Date and on the Termination Date.

      2.6. REQUESTS FOR REVOLVING CREDIT LOANS.

      The Borrower shall give to the Lender written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") not later than two (2) Business Days prior to the proposed Drawdown Date of any Revolving Credit Loan (which must be a Business Day). Each such notice shall be signed by a Senior Executive Officer and shall specify (a) the principal amount of the Revolving Credit Loan requested and (b) the proposed Drawdown Date of such Revolving Credit Loan. Each Revolving Credit Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Lender on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $100,000 or an integral multiple thereof.

      2.7. FUNDS FOR REVOLVING CREDIT LOANS. Not later than 11:00 a.m. (Pacific Standard time) on the proposed Drawdown Date of any Revolving Credit Loans, and upon receipt of the documents required by Sections. 12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Lender will make available to the Borrower, in immediately available funds, the amount of the requested Revolving Credit Loan.

      2.8. REPAYMENTS OF LOANS PRIOR TO TERMINATION DECLARATION DATE.

            2.8.1. CREDIT FOR FUNDS RECEIVED BY LENDER.

            Prior to the occurrence of the Termination Declaration Date, (a) all funds and cash proceeds in the form of money, checks and like items received by Lender shall be credited, on the same Business Day on which the Lender determines that immediately available funds have been received and applied as contemplated by

      Section 2.8.2, (b) all funds and cash proceeds in the form of a wire transfer received by the Lender shall be credited on the same Business Day as the Lender's receipt of such amounts (or up to such later date as the Lender determines that funds have been received and are immediately available), and applied as contemplated by Section 2.8.2, and (c) all funds and cash proceeds in the form of an automated clearing house transfer received by the Lender shall be credited, on the next Business Day following the Lender's receipt of such amounts (or up to such later date as the Lender determines that collected funds have been received and are immediately available), and applied as contemplated by Section 2.8.2. For purposes of the foregoing provisions of this Section 2.8.1, the Lender shall not be deemed to have received any such funds or cash proceeds on any day unless received by the Lender before 2:30 p.m. (Pacific Standard time) on such day.

            2.8.2. APPLICATION OF PAYMENTS PRIOR TO TERMINATION DECLARATION
      DATE.

            (a) Prior to the occurrence of the Termination Declaration Date, and except as otherwise provided in Section 2.8.2(b), all funds transferred to a Lender and for which the Borrower has received credits shall be applied to the Obligations as follows:

                  (i) first, to pay interest on the Revolving Credit Loans then due and payable and any other Obligations then due and payable;

                  (ii) second, to reduce the principal of Revolving Credit
            Loans; and

                  (iii) third, to the account of the Lender.

            (b) Prior to the occurrence of the Termination Declaration Date, any funds received by the Lender constituting the Net Cash Proceeds of Collateral shall be applied as follows:

                  (i) first, to reduce the principal of the Revolving Credit
            Loans in an amount equal to the amount by which the aggregate amount of the principal of the Revolving Credit Loans exceeds the Borrowing Base;

                  (ii) second, to reduce the principal of the Revolving Credit
            Loans; and

                  (iii) third, as provided in Section 2.8.2(a).

      2.9. REPAYMENTS OF LOANS AFTER TERMINATION DECLARATION DATE.

      Following the occurrence of the Termination Declaration Date, all funds transferred to the Lender and for which the Borrower has received credits, other collections and Net Cash Proceeds of Collateral shall be applied to the Obligations in accordance with Section 14.4.

                            3. REPAYMENT OF THE LOANS

      3.1. MATURITY.

      The Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

      3.2. MANDATORY REPAYMENTS OF LOANS.

            3.2.1. TOTAL COMMITMENT EXCEEDED.

            If at any time the sum of the aggregate outstanding amount of the Revolving Credit Loans exceeds the least of (a) the Total Commitment in effect at such time, (b) the Borrowing Base or (c) the amount approved to be borrowed by way of Loans in the Interim Order or the Final Order, whichever is then in effect, then the Borrower shall immediately pay the amount of such excess to the Lender for application to pay the principal of Revolving Credit Loans.

            3.2.2. ASSET DISPOSITIONS.

            In accordance with the terms of, and to the extent provided for in,
      Section 2.8.2 and Section 2.9, the Borrower shall, immediately upon the receipt thereof, prepay the outstanding Loans in an amount equal to the Net Cash Proceeds received from the sale or other disposition of assets. In the event of a prepayment of the Loans applied as provided in Section 2.8.2(b)(i) or (ii), such prepayment shall be accompanied by a permanent reduction in the Total Commitment in the amount of such prepayment.

            3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS.

      The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium. The Borrower shall give the Lender notice of any proposed prepayment pursuant to this Section 3.3 not later than 1:00 p.m. Pacific Standard time three (3) Business Days prior to the date of such prepayment, specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in a minimum amount of $100,000 or an integral multiple thereof and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment.

                   4. LIABILITY; WAIVER OF SURETYSHIP DEFENSES

      4.1. LIABILITY.

            The Borrower is and shall be liable for each and every Obligation or any of the other instruments at any time evidencing any Obligations, which obligations shall constitute full recourse obligations of the Borrower, enforceable against it to the full extent of its properties and assets.

      4.2. WAIVER OF SURETYSHIP DEFENSES.

                  The Borrower waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of any other entity or other Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. To the fullest extent permitted by law, the Borrower hereby expressly waives any and all rights or defenses arising by reason of (i) any "one action" or "anti-deficiency" law which would otherwise prevent any Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Borrower before or after any Lender's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by any Lender.

                              5. CLOSING DATE FEES

      5.1. ADMINISTRATIVE FEE.

      The Borrower agree to pay to the Lender the following fees for their administrative services under this Credit Agreement: $10,000 per month which fees shall be due and payable Monthly in advance.

      5.2. NATURE OF FEES.

      All fees will be fully-earned for each calendar month or portion thereof for which the fee is calculated. All fees will be non-refundable when paid.

                          6. CERTAIN GENERAL PROVISIONS

           6.1.  FUNDS FOR PAYMENTS.

            6.1.1. PAYMENTS.

            All payments of principal, interest, commitment fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Lender at such location that the Lender may from time to time designate, in each case in Dollars and in immediately available funds.

            6.1.2. NO OFFSET, ETC.

            All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lender on the date on which such amount is due and payable hereunder or under such other Loan Document such additional amount in Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

            6.1.3. RECEIPT OF FUNDS.

            The Borrower agrees that, on each day on which a payment is due hereunder with respect to any Loan or fee or under any Note, it will deliver to the Lender, not later than 11:00 a.m. (Pacific Standard time), the amount so due on such day.

      6.2. COMPUTATIONS.

      All computations of interest on the Loans and of commitment fees and other fees hereunder shall be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records from time to time shall, with respect to the Borrower, be considered correct and binding unless within five (5) Business Days after receipt of any notice from the Lender of such outstanding amount, the Borrower shall notify the Lender to the contrary or the Lender shall notify the Borrower to the contrary.

      6.3. INTEREST AFTER DEFAULT.

      During the continuance of an Event of Default, the principal of the Loans shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Lender pursuant to Section 16.12, bear interest at a rate per annum equal to five percent (5%) above the rate of interest otherwise applicable to such Loans pursuant to Section 2.5.

      6.4. INTEREST LIMITATION.

      Notwithstanding any other term of this Credit Agreement, any Note or any other Loan Document, the maximum amount of interest which may be charged to or collected from any Person liable hereunder, under any Note or under any other Loan Document by any Lender, shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest (the "Maximum Rate") which could lawfully be charged or collected under applicable law, so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed, as to any Person liable therefor, the Maximum Rate, and any term of this Credit Agreement, any Note or any other Loan Document which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this
Section 6.4. If, in respect of any applicable period, the effective interest rate on any amounts owing pursuant to this Credit Agreement, the Notes or any of the other Loan

Documents, absent the Maximum Rate limitation contained herein, would have exceeded the Maximum Rate, and if in any applicable period, such effective interest rate would otherwise be less than the Maximum Rate, then the effective interest rate for such future applicable period shall be increased to the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that a court of competent jurisdiction shall, notwithstanding the provisions of this Section 6.4, determine that any Lender has received interest hereunder or under any of the other Loan Documents in excess of the Maximum Rate, such excess shall, to the extent permitted by applicable law, be applied first to any interest not in excess of the Maximum Rate then due and not yet paid, then to the outstanding principal of the Loans, then to fees and any other unpaid Obligations, and thereafter shall be refunded to the Borrower or as a court of competent jurisdiction may otherwise order. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Credit Agreement is less than the total amount of interest which would have been paid or accrued had the interest not been limited hereby to the Maximum Rate, then the Borrower shall, to the extent permitted by applicable law, pay to the Lender hereunder or under the Notes an amount equal to the excess, if any, of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect with respect to the Obligations hereunder or under the Notes and (ii) the amount of interest which would have accrued had the applicable effective interest rate not been limited hereunder by the Maximum Rate over (b) the amount of interest actually paid or accrued under this Credit Agreement. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, the Borrower and any Lender shall, to the maximum extent permitted under applicable law, (A) characterize any non-principal payment as an expense, fee, or premium, rather than as interest, (B) exclude any voluntary prepayments and the effects thereof, and (C) spread the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations. The term "applicable law" as used in this Section 6.4 means the law chosen pursuant to Section 16.7 hereof or, if (despite the parties' intentions otherwise) the forum court does not enforce such contractual choice of law, the applicable law after the forum court applies the choice of law rules of the forum, including any federally mandated choice of law. The term includes applicable federal law, such as the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended.

                       7. PRIORITY AND COLLATERAL SECURITY

      7.1. SUPERPRIORITY CLAIMS AND COLLATERAL SECURITY.

      Subject to the Interim Order or the Final Order, whichever is then in effect, the Borrower hereby represents, warrants and covenants that, except as otherwise expressly provided in this paragraph, the Obligations, upon the entry of the Interim Order, and all of the Obligations upon the entry of the Final
Order:

            (a) shall at all times constitute a Superpriority Claim having priority, pursuant to Sections 364(c)(1) of the Bankruptcy Code, over any claims of any entity, including, without limitation, any claims under Sections 503, 506(c), 507, 1113, and 1114 of the Bankruptcy Code, and

            (b) pursuant to Sections 364(c)(2) and (3) of the Bankruptcy Code and the Security Documents, shall at all times be secured by a first priority perfected Lien in all of the assets, whether now owned or hereafter acquired of the Borrower and its estates, pursuant to the terms of the Security Documents.

Such Superpriority Claim shall not include Avoidance Actions but shall be subject to the Carve Out. Such Lien shall not extend to Avoidance Actions and shall be subject to the Carve Out, but otherwise such Lien shall be senior in priority to all other Liens. The Liens securing the Obligations shall not be subject to Section 551 of the Bankruptcy Code.

      7.2. COLLATERAL SECURITY PERFECTION.

      Subject to the Interim Order or the Final Order, whichever is then in effect, the Borrower agrees to take all action that any Lender may reasonably request as a matter of nonbankruptcy law to perfect and protect the Lender's Liens upon the Collateral and for such Liens to obtain the priority therefor contemplated hereby, including, without limitation, executing and delivering such documents and instruments, financing statements, providing such notices and assents of third parties, obtaining such governmental approvals and providing such other instruments and documents in recordable form as the Lender may reasonably request. The Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as "all assets of such Borrower" or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of California or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of any jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower and, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Borrower agrees to furnish any such information to the Lender promptly upon request.

      7.3. NO DISCHARGE; SURVIVAL OF CLAIMS.

      The Borrower agrees that (a) the Obligations shall not be discharged by the entry of an order confirming a Reorganization Plan (and the Borrower pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge), and (b) the Superpriority Claim granted to the Lender pursuant to the Orders and the Liens granted to the Lender pursuant to the Orders and the Security Documents, shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.

                        8. REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lender as follows:

      8.1. CORPORATE AUTHORITY.

            8.1.1. ORGANIZATION; GOOD STANDING.

            The Borrower and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, organization or formation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign entity and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

            8.1.2. AUTHORIZATION.

            The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower is a party and the transactions contemplated hereby and thereby (a) are within the requisite corporate authority of the Borrower, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, the Borrower.

            8.1.3. ENFORCEABILITY.

            The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower is a party will, upon entry of the Interim Order or the Final Order, whichever occurs first, result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      8.2. GOVERNMENTAL APPROVALS.

      Except for the entry of the Interim Order or the Final Order, whichever occurs first, the execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

      8.3. TITLE TO PROPERTIES; LEASES.

      The Borrower owns all of the assets reflected in the balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Permitted Liens.

      8.4. FISCAL YEAR; FINANCIAL STATEMENTS; PROJECTIONS.

            8.4.1. FISCAL YEAR, FISCAL QUARTERS.

            The Borrower has a fiscal year which is the twelve months ending on December 31 of each calendar year. The Borrower has fiscal quarters ending on the last day of a calendar quarter.

            8.4.2. FINANCIAL STATEMENTS.

            There has been furnished to the Lender a balance sheet of the Borrower as at the Balance Sheet Date, and a statement of income of the Borrower for the fiscal year then ended. Such balance sheet and statement of income have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto, other than cure payments in connection with executory contracts to be assumed and other claims arising in the Case that are reasonably anticipated to be classified as general unsecured claims.

            8.4.3. CASH BUDGET.

            The Borrower has delivered to the Lender a projected cash revenue and expense budget dated January 26, 2005 (as the same may be updated from time to time with the Lender's consent, the "Budget"). The budget has been prepared in good faith based upon assumptions which the Borrower believes to be reasonable assumptions. To the knowledge of the Borrower, no facts exist that (individually or in the aggregate) would result in any material change in the budget.

                  8.4.3.1. NO MATERIAL CHANGES. Since the Balance Sheet Date
            there has been no event or occurrence which has had a Material Adverse Effect and the Borrower has not made any Distribution.

      8.5. FRANCHISES, PATENTS, COPYRIGHTS, ETC.

      Schedule 8.5 attached hereto contains a true, complete and current listing of all copyrights, copyright applications, trademarks, trademark rights, trade names, patents, patent rights or licenses, patent applications and other intellectual property rights of the Borrower as of the Closing Date. The Borrower owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are used to conduct its business.

No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and the Borrower is not liable to any Person for infringement under applicable law with respect to any such rights as a result of its business operations.

      8.6. LITIGATION.

      Except for the Case and as set forth in Schedule 8.6 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, (a) if adversely determined, might, either in any case or in the aggregate, (i) have a Material Adverse Effect or (ii) materially impair the right of the Borrower to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrower, or (b) which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

      8.7. NO MATERIALLY ADVERSE CONTRACTS, ETC.

      The Borrower is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Other than contracts which the Borrower may reject as executory contracts in the Case and for which they are under no material economic compulsion to fail to reject, the Borrower is not a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any Material Adverse Effect.

      8.8. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.

      The Borrower is not in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

      8.9. TAX STATUS.

      The Borrower and each of its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

      8.10. NO EVENT OF DEFAULT.

      No Default or Event of Default has occurred and is continuing.

      8.11. ABSENCE OF FINANCING STATEMENTS, ETC.

      Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage, or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Borrower or any rights relating thereto.

      8.12. PERFECTION OF SECURITY INTEREST.

      Upon the entry of the Interim Order or the Final Order, whichever occurs first, all filings, assignments, pledges and deposits of documents or instruments will have been made and all other actions will have been taken that are necessary or advisable, under applicable law, to establish and perfect the Lender's security interest in the Collateral. The Collateral and the Lender's rights with respect to the Collateral are not subject to any setoff, claims, withholdings, or other defenses. The Borrower owns the Collateral.

      8.13. CERTAIN TRANSACTIONS.

      Except for arm's-length transactions pursuant to which the Borrower makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Borrower is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      8.14. EMPLOYEE BENEFIT PLANS.

            8.14.1. IN GENERAL.

            Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other Persons handling plan funds as required by Section 412 of ERISA. The Borrower has heretofore delivered to the Lender the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
      Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

            8.14.2. TERMINABILITY OF WELFARE PLANS.

            No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws or to the extent taken into account in the latest actuarial valuation of post-employment benefit obligations (FASB No. 10Bb report). By their respective terms, and except as limited as a result of the filing of the Case, the Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person.

            8.14.3. GUARANTEED PENSION PLANS.

            Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received and remains in effect with respect to any Guaranteed Pension Plan, and the Borrower or any ERISA Affiliate is not obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to
      Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived or attributable to the filing of the Case), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

            8.14.4. MULTIEMPLOYER PLANS.

            None of the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. None of the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

      8.15. USE OF PROCEEDS.

      8.15.1. GENERAL.

      The proceeds of the Loans shall be used solely for working capital and general corporate purposes as set forth in the Budget.

      8.15.2. REGULATIONS U AND X.

      No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      8.16. ENVIRONMENTAL COMPLIANCE.

      The Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

            (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or a Material Adverse Effect;

            (b) none of the Borrower or any of its Subsidiaries has received notice from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

            (c) (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, any of its Subsidiaries or operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or any of its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA (or the equivalent thereof in any foreign jurisdiction), treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

            (d) none of the Borrower, its Subsidiaries, any Mortgaged Property or any of the other Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

      8.17. SUBSIDIARIES, CAPITALIZATION, ETC.

      All Subsidiaries, direct and indirect, of the Borrower are listed on
Schedule 8.17 hereto. Neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person. All outstanding shares of the Borrower have been duly authorized and validly issued and are fully paid and nonassessable.

      8.18. DISCLOSURE.

      None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower in the case of any document or information not furnished by it) necessary in order to make the statements herein or therein not misleading. Except for the Case, there is no fact known to the Borrower which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

      8.19. BANK ACCOUNTS.

      Schedule 8.19 hereto sets forth the account numbers and location of all bank accounts of the Borrower.

      8.20. ELIGIBILITY CRITERIA.

      Each Account Receivable reflected on the computations included in any Borrowing Base Certificate meets the criteria enumerated in the definition of Eligible Accounts Receivable. All Inventory reflected on the computations included in any Borrowing Base Certificate meets the criteria enumerated in the definition of Eligible Inventory. All of the fixed assets reflected on the computations included in the Borrowing Base Certificate meets the criteria enumerated in the definition of Eligible Fixed Assets.

                    9. AFFIRMATIVE COVENANTS OF THE BORROWER

           The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

      9.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, the commitment fees and all other amounts provided for in this Credit Agreement and the other Loan Documents, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

      9.2. MAINTENANCE OF OFFICE.

      The Borrower will maintain its chief executive office in Redwood City, California, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Lender, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

      9.3. RECORDS AND ACCOUNTS.

      The Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves.

      9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION.

      The Borrower will deliver to the Lender:

            (a) as soon as practicable, but in any event not later than ninety
      (90) days after the end of each fiscal year of the Borrower, the balance sheet of the Borrower as at the end of such year, and the related statement of income and statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower on the date thereof;

            (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited balance sheet of the Borrower as at the end of such quarter, and the related statement of income and statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower on the date thereof (subject to year-end adjustments);

            (c) as soon as practicable, but in any event within thirty (30) days after the end of each month, unaudited monthly financial statements of the Borrower for such month, each prepared in accordance with GAAP;

            (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit C hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 11 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

            (e) promptly, copies of all pleadings, papers, notices, orders and other papers filed in or issued from the Bankruptcy Court or any appellate court in the Case and copies of all reports filed with the Office of the United States Trustee relating to the Case;

            (f) not less frequently than weekly, a rolling thirteen (13) week cash flow projection of the Borrower in a form and in such details as is reasonably satisfactory to the Lender, updating the prior cash flow projection and, for prior periods ending up to one week prior to the date of the report, showing actual performance and any variances of actual performance from projected performance;

            (g) not less frequently than weekly, a summary of accounts receivable and accounts payable of the Borrower;

            (h) not less frequently than weekly, and from time to time upon the Lender's request, a Borrowing Base Certificate in the form of Exhibit D attached hereto (the "Borrowing Base Certificate");

            (i) from time to time upon request, a written or oral report, in detail satisfactory to the Lender, as to the status of any sale of assets of the Borrower under Section 363 of the Bankruptcy Code or of the Reorganization Plan; and

            (k) from time to time such other financial data and information as any Lender may reasonably request.

      9.5. NOTICES.

            9.5.1. DEFAULTS.

            The Borrower will promptly notify the Lender in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Borrower proposes to take with respect thereto.

            9.5.2. ENVIRONMENTAL EVENTS.

            The Borrower will promptly give notice to the Lender (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that could have a Material Adverse Effect.

            9.5.3. NOTICE OF LITIGATION AND JUDGMENTS.

            The Borrower will give notice to the Lender in writing within ten
      (10) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries, that could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Lender, in writing, in form and detail satisfactory to the Lender, within five (5) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $100,000.

            9.5.4. NOTIFICATION OF CLAIM AGAINST COLLATERAL.

            The Borrower will, immediately upon becoming aware thereof, notify the Lender in writing of any setoff, claims (including with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Lender's rights with respect to the Collateral, are subject.

            9.5.5. NOTICE REGARDING EXECUTORY CONTRACTS.

            The Borrower shall notify the Lender prior to the Borrower rejecting any contract or making any motion to reject any contract, setting forth in such notice the Borrower's reasons why such rejection (a) will be in the best interests of the Borrower and (b) will not have a Material Adverse Effect, and avoid proceeding with such rejection if such rejection will have a Material Adverse Effect.

      9.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES; ETC.

            9.6.1. CORPORATE EXISTENCE.

            The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises.

            9.6.2. MAINTENANCE OF PROPERTIES; ETC.

            The Borrower (a) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and
      (c) will continue to engage primarily in the businesses now conducted by it and in related businesses; provided that nothing in this Section 9.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business and that do not in the aggregate have a Material Adverse Effect.

      9.7. INSPECTION OF PROPERTIES AND BOOKS; ETC.

            9.7.1. GENERAL.

            The Borrower shall permit the Lender, through any of the Lender's designated representatives, to visit and inspect any of the properties of the Borrower, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, their officers, and to conduct examinations and verifications (whether by internal commercial finance examiners or independent auditors) of all components included in the Borrowing Base, all at such reasonable times and intervals as any Lender may reasonably request.

            9.7.2. INFORMATION.

            The Borrower shall continue to cooperate fully with the Lender and their counsel and representatives, and use their best efforts to provide such information, documentation and records as any of them may reasonably request concerning the operations of the Borrower and its Subsidiaries, payables related thereto and other matters, such that all such information will be presented to the Lender as promptly as practicable after any reasonable request therefor.

            9.7.3. COLLATERAL AUDIT.

            Upon the reasonable request of the Lender, the Borrower will obtain and deliver to the Lender, or, if the Lender so elects, will cooperate with the Lender in the Lender's obtaining, a report of an independent collateral auditor satisfactory to the Lender (which may be affiliated with the Lender) with respect to the components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered at the time of reference thereto is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective Account Debtors and the billing practices of the Borrower) and Inventory (including verification as to the value, location and respective types). All such collateral value reports shall be conducted and made at the expense of the Borrower.

            9.7.4. APPRAISER.

            Upon the reasonable request of the Lender, the Borrower will obtain and deliver to the Lender, or, if the Lender so elects, will cooperate with the Lender in the Lender's obtaining, a report of an appraiser or appraisers satisfactory to the Lender (which may be affiliated with the Lender) with respect to the other assets of the Borrower. All such appraisals shall be conducted and made at the expense of the Borrower.

      9.8. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS.

      Subject to the provisions of the Bankruptcy Code, the Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its Governing Documents, (c) except for temporary delays from the Filing Date as permitted by the Bankruptcy Code and for executory contracts rejected by such Borrower in compliance with the requirements of Section 9.5.5, all contracts, agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from the Bankruptcy Court or any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder or any of the other Loan Documents, the Borrower will immediately take or cause to be taken all reasonable steps within its power to obtain such authorization, consent, approval, permit or license and furnish the Lender with evidence thereof.

      9.9. EMPLOYEE BENEFIT PLANS.

      The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Lender a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form

5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (b) promptly upon receipt or dispatch, furnish to the Lender any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections. 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA (and any
other substantive correspondence from or with the PGBC regarding the Guaranteed Pension Plans), or in respect of a Multiemployer Plan, under Sections.4041A, 4202, 4219, 4242, or 4245 of ERISA.

      9.10. USE OF PROCEEDS.

      The Borrower will use the proceeds of the Loans solely for the purposes set forth in Section 8.15.

      9.11. CASH MANAGEMENT ARRANGEMENTS; DEPOSITORY ARRANGEMENTS.

      The Borrower shall implement and maintain in place cash management arrangements as shall be in form and substance satisfactory to the Lender.

      9.12. COLLATERAL PRESERVATION.

      The Borrower shall take all such further actions as any Lender may from time to time reasonably request to preserve, protect, perfect and ensure the priority of the Collateral, subject to Permitted Liens entitled to priority under applicable law.

      9.13. REAL ESTATE MATTERS.

      At the request of any Lender, the Borrower shall execute such instruments, documents and agreements, and take such other action as shall be necessary, to convey to the Lender a first priority mortgage in any or all Real Estate owned or leased by the Borrower, and in connection therewith, deliver such appraisals, environmental assessments, surveys, reports and information as the Lender shall require.

      9.14. LANDLORDS, WAREHOUSEMEN, CONSIGNEES, BAILEES AND PROCESSORS.

      Pursuant to the Final Order and to the extent permitted by the Bankruptcy Code, the Lender shall be deemed to possess Liens on the Collateral senior to the interest of any landlords, warehousement, consignees, bailees and processors in Inventory held or maintained by each such person or other third party in possession of any of the Collateral consisting of Inventory, including without limitation, consignees, bailees or processors.

      9.15. FURTHER ASSURANCES.

      The Borrower will cooperate with the Lender and execute such further instruments and documents as the Lender shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         10. CERTAIN NEGATIVE COVENANTS OF THE BORROWER

      The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

      10.1. RESTRICTIONS ON INDEBTEDNESS.

      The Borrower will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a) Indebtedness to the Lender arising under any of the Loan Documents;

            (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (c) Indebtedness existing on the date hereof and listed and described on Schedule 10.1 hereto; and

            (d) purchase money Indebtedness incurred by the Borrower in connection with the acquisition after the date hereof of any real or personal property or under any Capitalized Lease in the ordinary course of business consistent with past practices in an aggregate amount not to exceed $10,000 at any time.

      10.2. RESTRICTIONS ON LIENS AND NEGATIVE PLEDGES.

            10.2.1. PERMITTED LIENS.

            The Borrower will not (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness", with or without recourse; provided that the Borrower may create or incur or suffer to be created or incurred or to exist:

            (i) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on properties other than Mortgaged Properties to secure claims for labor, material or supplies in respect of obligations not overdue;

            (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

            (iii) Liens on properties other than Mortgaged Properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

            (iv) Liens of carriers, warehousemen, mechanics, and materialmen, and other like Liens on properties other than Mortgaged Properties, in existence less than 120 days from the date of creation thereof in respect of obligations which are not overdue;

            (v) encumbrances on Real Estate other than the Mortgaged Properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower is a party, and other minor Liens provided that none of such Liens (A) interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, and (B) individually or in the aggregate have a Material Adverse Effect;

            (vi) Liens existing on the date hereof and listed on Schedule 10.2 hereto;

            (viii) Liens in favor of the Lender under the Loan Documents;

            (ix) adequate protection Liens in favor of holders of Prior Permitted Liens to the extent approved in writing by the Lender;

            (x) purchase money security interests in or purchase money mortgages on real or personal property other than Mortgaged Properties acquired after the date hereof to secure purchase money Indebtedness of the type permitted by Section 10.1(d) incurred in connection with the acquisition of such property which security interests or mortgages cover only the real or personal property so acquired; and

            (xi) Liens on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto.

Nothing contained in this Section 10.2.1 subordinates the Liens in favor of the Lender under the Security Documents or the Orders to any Permitted Lien that is not valid, perfected and entitled to priority over the Lender's Liens under applicable law or that is avoidable under the Bankruptcy Code.

      10.2.2. RESTRICTIONS ON NEGATIVE PLEDGES AND UPSTREAM LIMITATIONS.

      The Borrower will not, nor will permit any of its Subsidiaries to, (a) enter into or permit to exist any arrangement or agreement (excluding the Credit Agreement and the other Loan Documents) which directly or indirectly prohibits the Borrower from creating, assuming or incurring any Lien upon its properties, revenues or assets whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (excluding the Credit Agreement and the other Loan Documents) restricting the ability of any

Subsidiary of any Borrower to pay or make dividends or distributions in cash or kind to the Borrower, to make loans, advances or other payments of whatsoever nature to the Borrower, or to make transfers or distributions of all or any part of its assets to the Borrower; in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under Section 10.2.1(x), and (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by such Borrower or such Subsidiary in the ordinary course of its business.

      10.3. RESTRICTIONS ON INVESTMENTS.

      The Borrower will not make or permit to exist or to remain outstanding any Investment except Investments in:

            (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

            (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of any Lender or any United States banks having total assets in excess of $1,000,000,000;

            (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's and not less than "A 1" if rated by S&P; provided that such Investment in such commercial paper otherwise permitted hereunder shall be permitted if such commercial paper is rated either (i) not less than "P 2" by Moody's and "A 1" by S&P or (ii) not less than "A 2" by S&P and "P 1" by Moody's;

            (d) Investments existing on the date hereof and listed on Schedule
      10.3 hereto; and

            (e) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $1,000 in the aggregate at any time outstanding.

      10.4. RESTRICTED PAYMENTS.

      The Borrower will not make any Restricted Payments other than payments permitted by Section 10.7 hereof.

      10.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

            10.5.1. MERGERS AND ACQUISITIONS.

            The Borrower will not, nor will it permit any of its Subsidiaries to, become a party to any merger or consolidation except the merger or consolidation of one or more of the Subsidiaries of any Borrower with and into such Borrower, with such Borrower being the surviving corporation of such merger or consolidation; provided that, in each case, no Default or Event of Default shall have occurred and be continuing, or would result from such merger or consolidation. The Borrower will not, nor will it permit any of its Subsidiaries to, effect any asset acquisition or stock acquisition, other than the acquisition of assets in the ordinary course of business consistent with past practices.

            10.5.2. DISPOSITION OF ASSETS.

            Except with the prior written consent of the Lender, the Borrower will not become a party to or agree to or effect any disposition of assets, other than, so long as no Default or Event of Default has occurred and is continuing, (a) the sale of Inventory, (b) the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices and for reasonably equivalent value.

      10.6. COMPLIANCE WITH ENVIRONMENTAL LAWS.

      The Borrower will not, nor will it permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, other than in compliance with all Environmental Laws and other applicable laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

      10.7. SUBORDINATED DEBT.

      Except pursuant to a Reorganization Plan that has been confirmed by an order of the Bankruptcy Court with the consent of the Lender, the Borrower will not prepay, redeem, repurchase or defease any of the Subordinated Debt. The Borrower will not, without the prior written consent of the Lender, amend, supplement or otherwise modify any of the terms of the Subordinated Debt or take any action that would cause or permit the Obligations to fail to constitute senior indebtedness to which the payment of the Subordinated Debt are subordinated.

      10.8. EMPLOYEE BENEFIT PLANS.

      Except in accordance with the Reorganization Plan that has been confirmed by an order of the Bankruptcy Court with consent of the Lender, none of the Borrower or any ERISA Affiliate will

            (a) engage in any "prohibited transaction" within the meaning of
      Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

            (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

            (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

            (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or

            (e) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

      10.9. BUSINESS ACTIVITIES.

      The Borrower will not, nor will permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by it on the date hereof.

      10.10. BANKRUPTCY CASE.

      The Borrower will not seek, consent or suffer to exist (a) any modification, stay, vacation or amendment to the Orders, unless the Lender has consented to such modification, stay, vacation or amendment in writing, (b) a priority claim for any administrative expense or unsecured claim against the Borrower (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expense of the kind specified in
Section 503(b), 506(c) or 507(b) of the Bankruptcy Code) equal or superior to the priority claim of the Lender in respect of the Obligations, except for the Carve Out; or (c) any Lien on any Collateral, having a priority equal or superior to the Lien in favor of the Lender in respect of the Obligations, except for purchase money Liens entitled to priority under applicable law.

      10.11. PREPETITION INDEBTEDNESS.

      The Borrower shall not pay or discharge, or cause to be paid or discharged, any Indebtedness of the Borrower incurred before the Filing Date other than payments:

            (a) approved by the Bankruptcy Court and satisfactory to the Lender on or about the Filing Date in connection with the Borrower's "first day orders";

            (c) as required in any Reorganization Plan that provides for payment in full in cash of all of the Obligations, on or about the effective date of the Reorganization Plan;

            (d) required to be made pursuant to an order of the Bankruptcy Court in the Case for adequate protection pursuant to the Bankruptcy Code on account of Permitted Prior Liens approved in writing by the Lender; or

            (e) of severance and other employee related payments approved by the Bankruptcy Court and satisfactory to the Lender.

The Borrower shall not seek or file any motion with the Bankruptcy Court in accordance with Section 546(g) of the Bankruptcy Code seeking, to return any goods shipped to the Borrower prior to the Filing Date, without the Lender's consent in writing.

                     11. FINANCIAL COVENANTS OF THE BORROWER

      The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

      11.1. MINIMUM ADJUSTED EBITDA.

      The Borrower will not cause or permit Adjusted EBITDA:

            (a) for the month of February 2005 to be less than $0

            (b) for the two-month period of February and March 2005 to be less than $0 and

      11.2. CUMULATIVE CASH FLOW.

      The Borrower will not cause or permit Cumulative Cash Flow for any period ending at the end of the month indicated in the table below to be less than the amount set forth in the table opposite such month.

Month Ending                                         Amount
------------                                         ------
February 2005                                        $    0
March 2005                                           $    0

      11.3. CAPITAL EXPENDITURES.

      The Borrower will not cause or permit the aggregate amount of Capital Expenditures of the Borrower made for any period commencing with the Filing Date and ending at the end of any month indicated in the table below to be greater than the amount set forth in the table opposite such month.

Month Ending                                         Amount
------------                                         ------
January 2005                                         $10,000
February 2005                                        $10,000

March 2005                                           $10,000
April 2005                                           $10,000

                             12. CLOSING CONDITIONS

      The obligations of the Lender to make the initial Revolving Credit Loans on the Closing Date shall be subject to the satisfaction of the following conditions precedent on or prior to FEBRUARY 18, 2005 unless such date is extended by the Lender in writing:

      12.1. LOAN DOCUMENTS.

      Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender. The Lender shall have received a fully executed copy of each such document.

      12.2. CERTIFIED COPIES OF GOVERNING DOCUMENTS.

      The Lender shall have received from the Borrower a copy, certified by a duly authorized officer to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification.

      12.3. CORPORATE OR OTHER ACTION.

      All corporate (or other) action necessary for the valid execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender.

      12.4. INCUMBENCY CERTIFICATE.

      The Lender shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents; (b) to make Loan Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

      12.5. CERTIFICATES OF INSURANCE.

      The Lender shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions hereof and the Security Documents and (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

      12.6. PAYMENT OF FEES.

      The Borrower shall have paid, or be concurrently tendering, to the Lender the fees to be paid on the Closing Date. The Borrower shall also have paid to the Lender the amount of any fees or expenses for which the Borrower are responsible under Section 16.2.

      12.7. PERFECTION CERTIFICATES AND SEARCH RESULTS.

      Lender shall have received from the Borrower a Perfection Certificate (as defined in the Security Agreement) and the results of Uniform Commercial Code searches with respect to the Collateral and the other assets of the Borrower, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Lender.

      12.8. VALIDITY OF LIENS.

      The Security Documents shall, upon entry of the Interim Order or the Final Order, whichever occurs first, be effective to create in favor of the Lender a legal, valid and enforceable first priority (except for Permitted Liens entitled to priority under applicable law) Lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lender to protect and preserve such Liens shall have been duly effected. The Lender shall have received evidence thereof in form and substance satisfactory to the Lender.

      12.9. BUDGET.

      The Lender shall have received the Budget in form and substance satisfactory to the Lender.

      12.10. FIRST DAY ORDERS.

      All cash management and other "first day orders" submitted for entry on or about the date of the commencement of the Case shall be in form and substance satisfactory to the Lender and, as entered, shall not deviate from the form thereof approved by the Lender in any material respect which is adverse to the interests of the Lender.

                        13. CONDITIONS TO ALL BORROWINGS

      The obligations of the Lender to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

      13.1. INTERIM ORDER OR FINAL ORDER.

      The Bankruptcy Court shall have entered the Interim Order or the Final Order and such Order shall be in full force and effect and shall not have been amended, modified, stayed, or reversed. If either the Interim Order or the Final Order is the subject of a pending appeal in any respect, none of such Orders, the making of the Loans or the performance by the Borrower of any of the Obligations shall be the subject of a presently effective stay pending appeal. The Borrower and the Lender shall be entitled to rely in good faith upon each of the Orders notwithstanding objection thereto or appeal therefrom by any interested party. The Borrower and the Lender shall be permitted and, at the election of the Lender, required to perform their respective obligations in compliance with this Credit Agreement, notwithstanding any such objection or appeal unless the relevant Order has been stayed by a court of competent jurisdiction. The Lender may, however, defer any its obligations to make any Loans until such time as no objection to or appeal from the Interim Order or, as the case may be, the Final Order is pending and the period for lodging any objection or appeal has expired.

      13.2. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT.

      Each of the representations and warranties of the Borrower contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing or would result from the making of such Loan.

      13.3. NO LEGAL IMPEDIMENT.

      No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make a Loan.

      13.4. PROCEEDINGS AND DOCUMENTS.

      All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lender and to its counsel, and the Lender and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Lender or such counsel may reasonably request.

      13.5. PAYMENT OF FEES.

      The Borrower shall have paid all fees, expenses and other amounts then due and owing on the Drawdown Date of such Loan.

      13.6. BORROWING BASE CERTIFICATE.

      The Lender shall have received the most recent Borrowing Base Certificate required to be delivered to the Lender in accordance with Section 9.4(h) and, if requested by the Lender, a Borrowing Base Certificate dated within five (5) days of the Drawdown Date of such Loan.

                  14. EVENTS OF DEFAULT; ACCELERATION; ETC

      14.1. EVENTS OF DEFAULT AND ACCELERATION.

      If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

            (a) the Borrower shall fail to pay any principal of, or interest on the Loans or any commitment fee, or other fee or expense hereunder when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) the Borrower shall fail to comply with any of its covenants contained inSection 9, 10 or 11 or any of the covenants contained in any of the Mortgages;

            (c) the Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 14.1) and such default shall continue for a period of ten (10) days after the occurrence thereof;

            (d) any representation or warranty of the Borrower in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

            (e) the Borrower shall default in the payment when due of any principal of or interest on any postpetition Indebtedness, or any pre-petition Indebtedness if, by order of the Bankruptcy Court issued with respect to such pre-petition Indebtedness, the default thereunder entitles the holder thereof to relief from the automatic stay of Section 362 of the Bankruptcy Code, in excess of $10,000 in the aggregate of such postpetition or pre-petition Indebtedness, or any event specified in any note, agreement, indenture or other document evidencing or securing any such postpetition Indebtedness shall occur if the effect of such event is to cause, or (with the giving of notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Indebtedness to become due, or to be prepaid in full prior to its stated maturity; or the Borrower shall default in the payment when due of any amount in excess of $10,000 in the aggregate under any postpetition Derivative Transaction, or any event specified in any postpetition Derivative Transaction to which the Borrower is a party shall occur if the effect of such event is to cause, or (with the giving of notice or the lapse of time or both) to permit, termination or liquidation payments in respect of such postpetition Derivative Transaction in excess of $10,000 to become due;

            (f) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded; or the Lender's Lien on any of the Collateral shall cease to be perfected or have the priority contemplated by this Credit Agreement or the Orders, as the case may be, or any action at law, suit or in equity or other legal proceeding to cancel, revoke, rescind or otherwise challenge any of the Loan Documents or the Liens securing the Obligations shall be commenced by the Borrower or any of its Subsidiaries; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

            (g) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an amount in excess of $10,000 or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan in an amount in excess of $10,000 or any of the following occurs with respect to a Guaranteed Pension Plan (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA provided that the Lender determine in their reasonable discretion that such event (A) could be expected to result in liability of the Borrower to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $10,000 and
      (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

            (h) there shall occur any material damage to, or loss, theft or destruction of any material item of Collateral which is not insured or which is insured but as to which loss, theft or destruction, the insurance proceeds relating thereto have not been paid to the Lender in accordance with the terms of the Security Documents;

            (i) the Bankruptcy Court shall enter any order (i) amending, supplementing, altering, staying, vacating, rescinding or otherwise modifying any Order or any other order with respect to any of the Case affecting in any material respect this Credit Agreement, (ii) appointing a Chapter 11 trustee or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code in any of the Case, (iii) dismissing any of the Case or converting any of the Case to a Chapter 7 case, or (iv) granting relief from the automatic stay to any creditor holding or asserting a Lien or reclamation claim on a material portion of the assets of the Borrower or where the deprivation of the Borrower of such assets would reasonably be expected to have a Material Adverse Effect;

            (j) the Bankruptcy Court shall fail to enter the Final Order by March 5, 2005;

            (k) an application shall be filed by the Borrower or any of its Subsidiaries for the approval of any other Superpriority Claim in the Case which is pari passu with or senior to the claims of the Lender against the Borrower or any of its Subsidiaries unless after giving effect to the transactions contemplated by such application, all Obligations (whether contingent or otherwise) shall be paid in full in cash and the Commitments shall be terminated), or there shall arise any such Superpriority Claim;

            (l) the Borrower shall be unable to pay its postpetition debts as they mature, shall fail to comply with any order of the Bankruptcy Court in any material respect, or shall fail to make payments hereunder, as and when such payments become due or otherwise;

            (m) there shall remain undischarged for more than thirty (30) days any final postpetition judgment or execution action against the Borrower, or relief from the automatic stay of Section 362(a) of the Bankruptcy Code shall be granted to any creditor or creditors of the Borrower with respect to assets having an aggregate value in excess of $10,000 or where the deprivation of the Borrower of such assets would reasonably be expected to have a Material Adverse Effect;

            (n) the Borrower or any of its Subsidiaries shall file a motion in the Case (i) to use cash collateral of the Lender under Section 363(c) of the Bankruptcy Code without the Lender's consent, (ii) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, to cut off rights in the Collateral under Section 552(b) of the Bankruptcy Code, or (iii) to take any other action or actions adverse to the Lender or their rights and remedies hereunder or under any of the other Loan Documents or the Lender's interest in any of the Collateral;

            (o) a suit or action against any of the Lender shall be commenced by the Borrower or any of its Subsidiaries, any federal, state environmental protection or health and safety agency or any official committee in the Case, which suit or action asserts any claim or legal or equitable remedy contemplating subordination of any claim or Lien of the Lender, and shall remain undismissed or unstayed for thirty (30) days after its commencement without any preliminary relief of the nature sought having been granted; and, with respect to any suit or action by any such federal or state agency or official committee, a preliminary order for relief or judgment or decree shall have been entered in such suit or action against the Lender, and, in the case of a preliminary order, such preliminary order has not been stayed within ten (10) days after its entry;

            (p) the subordination terms of the Subordinated Debt or any other prepetition subordination agreements in favor of the Lender shall not be enforceable by the Lender; or

            (q) the occurrence of an event of default or contempt under either of the Orders;

then, and in any such event, so long as the same may be continuing, the Lender may by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

      14.2. TERMINATION OF COMMITMENTS.

      If any Event of Default shall have occurred and be continuing, the Lender may, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and the Lender shall be relieved of all further obligations to make Loans. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations.

      14.3. REMEDIES.

      (a) Upon the occurrence of an Event of Default, the Lender shall provide the Borrower, the holder of any Lien or the lessor of any goods which has served upon the Lender a request that such holder or such lessor receive such notice, the United States Trustee and the Creditors' Committee with five Business Days prior notice before the exercise of remedies under this Section 14.3 and under the Security Documents, which such notice will specify the Event of Default and the basis therefor and will be given by the Lender via facsimile to counsel to the Borrower, the holder of any Lien or lessor which has provided its facsimile number to the Lender in the request described above, the United States Trustee and counsel to the Creditors' Committee. During such five Business Day notice period, the Borrower has the right to seek an emergency hearing before the Bankruptcy Court for the sole purpose of determining whether an Event of Default has occurred; provided that the Borrower shall have no right to use or seek to use the Collateral during such five Business Day notice period. Unless during such five Business Day notice period the Bankruptcy Court determines that an Event of Default has not occurred, upon the expiration of such five Business Day notice period (i) the Lender shall have relief from the automatic stay without further notice or order and may foreclose on all or any portion of the Collateral or otherwise exercise remedies against the Collateral permitted by the Security Documents and other nonbankruptcy law, including, without limitation, the exercise of rights of setoff and the maintenance of cash collateral, and (ii) any right of the Borrower to use cash collateral shall cease.

      (b) In addition, at the expiration of any five Business Day notice period referred to above, in case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lender shall have accelerated the maturity of the Loans pursuant to Section 14.1, each Lender, if owed any amount with respect to the Loans or other Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      (c) The rights and remedies of the Lender under this Section 14.3 as to any Collateral shall be subject to the rights of any other holder of a Lien in such Collateral to the extent that the Lien of such other holder is entitled to priority over the Lien of the Lender in such Collateral.

      14.4. DISTRIBUTION OF COLLATERAL PROCEEDS.

      (a) In the event that, following the Termination Declaration Date, any Lender receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be applied to the Obligations as follows:

            (i) first, to the payment of, or (as the case may be) the reimbursement of the Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such monies by the Lender, for the exercise, protection or enforcement by the Lender of all or any of the rights, remedies, powers and privileges of the Lender under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Lender against any taxes or liens which by law shall have, or may have, priority over the rights of the Lender to such monies;

            (ii) second, to pay interest on the Revolving Credit Loans then due and payable;

            (iii) third, if all of the Obligations have not then been declared due and payable, to any other Obligations then due and payable;

            (iv) fourth, to pay the principal of Revolving Credit Loans (it being understood that such repayment shall be accompanied by a permanent reduction in the Total Commitment (if then in effect) in the amount of such repayment);

            (v) fifth, to any other Obligations then due and payable;

            (vi) sixth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lender of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-608(a)(1)(c) or 9-615(a)(3) of the Uniform Commercial Code; and

            (vii) seventh, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

      (b) With respect to each type of Obligation owing to the Lender, such as interest, principal, fees and expenses, all payments shall be made to the Lender.

      (c) The Lender shall not be subject to marshalling.

                           15. SUCCESSORS AND ASSIGNS.

            15.1. GENERAL CONDITIONS.

      The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible Assignee in accordance with the provisions of Section 15.2, or (b) by way of pledge or assignment of a security interest subject to the restrictions of Section 15.3 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any of the other Loan Documents.

            15.2. ASSIGNMENTS.

      Any Lender may at any time assign or grant a security interest to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

            (a) except in the Case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or an assignment to a Lender or a Lender Affiliate, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment shall not be less than $100,000 unless, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (such consent not to be unreasonably withheld or delayed); and

            (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned; and

            (c) no grant of a security interest shall release the Lender from any of its obligations hereunder, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for such Lender as a party hereto or affect any rights or obligations of the Borrower hereunder.

The Eligible Assignee thereafter shall be a party to this Credit Agreement and, to the extent of the interest assigned have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned, be released from its obligations under this Credit Agreement but shall continue to be entitled to the benefits of (i)
Section 6.1.2 with respect to facts and circumstances occurring prior to the effective date of such assignment and (ii) Section 16.3 notwithstanding such assignment.

                    16. PROVISIONS OF GENERAL APPLICATIONS.

      16.1. SHARING OF SET-OFFS, ETC.

                            [Intentionally deleted.]

      16.2. EXPENSES.

      The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the Lender's counsel incurred in connection with the preparation, execution, delivery, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, any cash management documentation and related matters, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, the cancellation of any Loan Document upon payment in full in cash of all of the Obligations and the termination of the Commitments or pursuant to any terms of such Loan Document providing for such cancellation, or services rendered in connection with representing the Lender in the Case, (d) any fees, costs and expenses and bank charges, including bank charges for returned checks, incurred by any Lender in establishing, maintaining or handling accounts, cash management arrangements and/or any other accounts, agreements or arrangements for the collection of any of the Collateral, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or an Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's relationship with the Borrower, (f) all reasonable fees, expenses and disbursements of any Lender and its counsel incurred in connection with the filing and recordation of the Lender's liens and security interests pursuant to the Security Documents and with UCC searches and intellectual property searches, and (g) the reasonable fees and expenses of the advisor(s), if any, retained by any Lender, including those retained in connection with the Case. The covenants contained in this
Section 16.2 shall survive payment or satisfaction in full of all other Obligations and the termination of the Commitments.

      16.3. INDEMNIFICATION.

            The Borrower agrees to indemnify and hold harmless the Lender and its Related Parties from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower comprised in the Collateral, (c) the Borrower entering into or performing this Credit Agreement or any of the other Loan Documents, or (d) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable out-of-pocket fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lender and its Related Parties shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If and to the extent that the obligations of the Borrower under this Section 16.3 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 16.3 shall survive payment or satisfaction in full of all other Obligations and the termination of the Commitments.

      16.4. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

            16.4.1. CONFIDENTIALITY.

            The Lender agrees, on behalf of itself and each of its Related Parties, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Credit Agreement that is identified by the Borrower as being confidential at the time the same is delivered to the Lender, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 16.4, or becomes available to the Lender or its Related Parties on a nonconfidential basis from a source other than the Borrower,
      (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel or advisors for the Lender, (d) to any regulatory authority having jurisdiction over the Lender, or to auditors or accountants, (e) to the Lender or Lender Affiliate, (f) in connection with any litigation to which the Lender is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to any actual or prospective assignee under this Credit Agreement or any other Loan Document so long as such assignee agrees to be bound by the provisions of Section 16.4 or (h) with the consent of the Borrower. Moreover, the Lender is hereby expressly permitted by the Borrower to refer to the Borrower in connection with any advertising, promotion or marketing undertaken by the Lender and, for such purpose, the Lender may utilize any trade name, trademark, logo or other distinctive symbol associated with the Borrower or any of their businesses.

            16.4.2. PRIOR NOTIFICATION.

            Unless specifically prohibited by applicable law or court order, the Lender shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Lender by such governmental agency) or pursuant to legal process.

            16.4.3. OTHER.

            In no event shall any Lender be obligated or required to return any materials furnished to it by the Borrower. The obligations of each Lender under this Section 16.4 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof and shall be binding upon any assignee of any interest in any of the Loans from any Lender.

      16.5. SURVIVAL OF COVENANTS, ETC.

      All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lender of any of the Loans and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate, document, instrument or other paper delivered by the Borrower to the Lender pursuant to or in connection with this Credit Agreement or any of the other Loan Documents shall constitute representations and warranties by the Borrower.

      16.6. NOTICES, ETC.

      Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered by hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, postage prepaid, or sent by confirmed facsimile with copy by delivery via courier or postal service, addressed as follows:

      (a) if to the Borrower, at [_________________], Attention:
[_________________], or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice; and

      (b) if to Lender, at [_________________], Attention: [_________________],
or such other address for notice as Lender shall have last furnished in writing to the Person giving the notice;

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or confirmed facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

      16.7. GOVERNING LAW.

      This Credit Agreement and, except as otherwise specifically provided therein, each of the other Loan Documents are contracts under the laws of the State of California and shall for all purposes be construed in accordance with and governed by the laws of the State of California (excluding the laws applicable to conflicts or choice of law). The Borrower agrees that any suit for the enforcement of this Credit Agreement or any of the other Loan Documents may be brought in the Bankruptcy Court and/or the courts of the San Francisco County or any Federal Court sitting therein and consents to the nonexclusive jurisdiction of such courts and service of process in any such suit being made upon the Borrower by mail at the address specified in Section 16.6. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

      16.8. HEADINGS.

      The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

            16.8.1. COUNTERPARTS.

      This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

      16.9. ENTIRE AGREEMENT, ETC.

      The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
Section 16.12.

      16.10. WAIVER OF JURY TRIAL.

      THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(b) acknowledges that the Lender has been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

      16.11. CONSENTS, AMENDMENTS, WAIVERS, ETC.

      Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by the Lender may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Lender (it being understood that (A) a waiver of the application of the rate of interest pursuant to Section 2.5 or 6.4, (B) any vote to rescind any acceleration made pursuant to Section 14.1 of amounts owing with respect to the Loans and other Obligations and (C) any modifications of the provisions relating to amounts, timing or application of prepayments of Loans and other Obligations, including under Section 3.2.2 shall require only the approval of the Lender). No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

      16.12. SEVERABILITY.

            The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

      16.13. USA PATRIOT ACT.

      Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

      16.14. CONFLICTS.

      In the event of any conflict between any provision of this Credit Agreement and any other loan document executed in connection herewith, excluding the Interim Order and the Final Order, this document shall control.

                            [Signature page follows.]

      IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first set forth above.

                                       BORROWER:

                                       FIRST VIRTUAL COMMUNICATIONS, INC.
                                       as a debtor and a debtor in possession

                                       By:  /s/ Jonathan G. Morgan
                                            -----------------------------------
                                       Name: Jonathan G. Morgan
                                       Title: President and CEO

                                       LENDER:

                                       MTVP (FIRST VIRTUAL INVESTMENTS), LLC

                                       By:  /s/ Thomas Todaro
                                            -----------------------------------
                                       Name: Thomas Todaro
                                       Title: Managing Partner